UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 19, 2020

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Kaival Brands Innovations Group, Inc.
Form 8-K

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 19, 2020 (the “Effective Date”), Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), entered into a Share Cancellation and Exchange Agreement (the “Agreement”) with its controlling stockholder, Kaival Holdings, LLC, a Delaware limited liability company (the “Majority Stockholder”). Nirajkumar Patel and Eric Mosser, our current officers and directors, are the only members of the Majority Stockholder. Prior to entering into the Agreement, the Majority Stockholder owned 504,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which constituted approximately 87.42% of the Company’s issued and outstanding shares of the Common Stock.

Pursuant to the Agreement, the Majority Stockholder voluntarily agreed to, and subsequently has, returned to the Company 300,000,000 shares of the Company’s Common Stock (the “Cancellation Shares”), which Cancellation Shares have now been cancelled and retired by the Company.

As a result of returning the Cancellation Shares to the Company, and the subsequent cancellation and retirement of the Cancellation Shares, the Company now has 276,495,148 shares of the Common Stock issued and outstanding, of which 204,000,000 shares are held by the Majority Stockholder, constituting approximately 73.78% of the issued and outstanding shares of the Common Stock.

In exchange for the Cancellation Shares the Company issued 3,000,000 shares (the “Preferred Shares”) of its newly designated Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) to the Majority Stockholder. The exchange of the Cancellation Shares and the issuance of the Preferred Shares is intended to comply with Section 3(a)(9) of the Securities Act of 1933, as amended (the “Act”), in that the issuance is exempt from the registration requirements of the Act because the exchange of the Cancellation Shares for the Preferred Shares was an exchange between the Company, as issuer, with an existing stockholder, and no commission or other remuneration was paid or given directly for the exchange.

In connection with the entering into of the Agreement, on the Effective Date, the Company’s Board of Directors approved the cancellation and retirement of the Cancellation Shares and directed the Company’s transfer agent, Mountain Share Transfer, Inc., to (i) cancel and retire the Cancellation Shares and return such shares to the status of authorized and unissued shares of the Company’s Common Stock and (ii) issue the Preferred Shares to the Majority Stockholder.

The foregoing description of the Agreement and does not purport to be a complete description of the terms of the Agreement and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

The information set forth under Item 1.01 above and Item 5.03 below are incorporated by reference into this Item 3.02

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 19, 2020, upon approval by the Company’s Board of Directors, the Company filed a Certificate of Designation of Preferences, Rights, and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, which authorizes a total of 3,000,000 shares, par value $0.01 per share, of Series A Preferred Stock. The Certificate of Designation sets forth the following terms:

Liquidation Preference. If the Company liquidates, dissolves, or winds up, holders of the Series A Preferred Stock will have the right to receive an amount equal to $1.00 in the aggregate for all issued and outstanding shares of Series A Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations, and the like with respect to such shares) (the “Preference Value”). After the payment of the full applicable Preference Value of the then issued and outstanding shares of the Series A Preferred Stock, the remaining assets of the Company legally available for distribution, if any, will be distributed ratably to the holders of the Company’s Common Stock.

Dividends. The holders of the Series A Preferred Stock do not have any preferential dividend rights and are entitled to receive dividends, if any, only if, when, and as declared by the Board of Directors in its sole and absolute discretion.

Voting Rights. The holders have the Series A Preferred Stock do not have any voting rights.

Conversion Rights. Each share of Series A Preferred Stock is convertible into 100 shares of Common Stock. The holders have the Series A Preferred Stock may convert their Series A Preferred Stock at any time on or after November 1, 2023. Notwithstanding the foregoing, the holders of the Series A Preferred Stock may convert their shares of Series A Preferred Stock prior to November 1, 2023 if a change of control (as provided for in the Certificate of Designation) or upon the occurrence of any other event as determined and agreed to by the Company and the holders holding a majority of the issued and outstanding shares of Series A Preferred Stock. The shares of Common Stock to be issued upon conversion will bear a restricted legend.

Ranking. All series of preferred stock, whether now or hereafter designated, may by their respective terms have a preference over the Series A Preferred Stock in respect of distribution upon liquidation, dividends, or any other right or matter.

The foregoing description of the terms pertaining to the Series A Preferred Stock is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

On August 21, 2020, the Company issued a press release announcing its entry into the Agreement and the issuance of 3,000,000 shares of its Series A Preferred Stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (the “Current Report”).

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressed incorporated by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Designation of the Preferences, Rights, and Limitations of the Series A Preferred Stock (1)

10.1	Share Cancellation and Exchange Agreement, dated August 19, 2020, by and between the Company and Kaival Holdings, LLC (1)

99.1	Press Release of Kaival Brands Innovations Group, Inc., dated August 21, 2020 (1)

(1) Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: August 21, 2020	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer, Chief Financial Officer, and Director

3